UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 South Wacker Drive, Suite 1500
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On September 2, 2025, the Board of Directors (the “Board”) of FreightCar America, Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company. The dividend is payable on September 8, 2025 to the stockholders of record on September 2, 2025. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) by and between the Company and Computershare Trust Company, N.A., as rights agent.

The Rights Agreement is similar to stockholder rights plans adopted by other public companies and is intended to protect the interests of the Company and its stockholders by reducing the likelihood that any person or group gains control of the Company through open market accumulation or other tactics without paying an appropriate control premium. In general terms, it works by imposing a significant penalty upon any person or group that acquires beneficial ownership of 15% or more of the outstanding common stock of the Company without the approval of the Board (or 20% or more in the case of a person or group that is entitled to file, and does file, a Schedule 13G (a “13G Investor”)). The Rights Agreement should not interfere with any merger or other business combination approved in advance by the Board. The Rights Agreement also provides that if a stockholder’s beneficial ownership of the Company’s common stock as of the time of the first public announcement of the declaration of the Rights dividend is at or above the applicable protective threshold (including through entry into certain derivative positions), the rights would become exercisable if at any time after such date, the stockholder increases its ownership percentage by 0.001% or more.

A summary of the terms of the Rights Agreement follows. This description is only a summary, is not complete, and should be read together with, and is qualified in its entirety by, the entire Rights Agreement, which has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company upon request.

The Rights. The Board authorized the issuance of a Right with respect to each outstanding share of common stock on September 2, 2025. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights will be evidenced only by certificates that represent shares of common stock (or, in the case of uncertificated shares, which is how most holders’ shares are represented, by notations in the book-entry account system that track the ownership of certificated shares). New Rights will accompany any new shares of common stock the Company issues after September 2, 2025 until the Distribution Date described below.

Purchase Price. Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series D Junior Participating Preferred Stock (a “Preferred Share”) for $42.00 (the “Purchase Price”), once the Rights become exercisable, subject to adjustment. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock. Prior to exercise or exchange, the Right will not give its holder any dividend, voting or liquidation rights.

Exercisability. The Rights will not be exercisable until:

●	10 business days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the Company’s outstanding common stock (or 20% or more in the case of a 13G Investor); or

●	10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group begins or announces a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

Shares held by affiliates and associates of an Acquiring Person, and Notional Common Shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the common stock certificates (or, in the case of uncertificated shares, notations in the book-entry account system) will also evidence the associated Rights, and any transfer of shares of common stock will constitute a transfer of the associated Rights. After that date, the Rights will separate from the common stock and be evidenced by Rights certificates that the Company will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person or certain transferees thereof are null and void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

●	Flip In. If a person or group becomes an Acquiring Person, then the Rights are activated, or “flip in,” and all holders of Rights except the Acquiring Person may, for the Purchase Price determined pursuant to the Agreement, purchase shares of the Company’s common stock at a price per share equal to 50% of the then-current per share market value of the common stock, based on the market price of the common stock prior to such acquisition.

●	Flip Over. If the Company is acquired in a merger or similar transaction after the Distribution Date, then the Rights “flip over” and become exercisable with respect to the Acquiring Person’s stock and all holders of Rights except the Acquiring Person may receive that number of shares of the person with which the Company has engaged in the foregoing transaction that have a market value equal to twice the exercise price of the Right.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share, if issued and, subject to adjustment:

●	will not be redeemable.

●	will entitle holders to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid for such quarter on one share of common stock, whichever is greater.

●	will entitle holders upon the liquidation, dissolution or winding-up of the Company either to receive $1 per share or an amount equal to the payment made in connection therewith on each share of common stock, whichever is greater.

●	will generally have the same voting power as one share of common stock.

●	if shares of the Company’s common stock are converted via a merger, consolidation, or similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration. The Rights will expire, without any further action required of the Board, on August 5, 2026, unless the Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below, or upon the occurrence of certain transactions.

Redemption. The Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. The redemption price for the Rights is payable at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company effects a stock split or stock dividends on its common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the Company’s outstanding common stock, the Board may extinguish the Rights by exchanging one share of common stock or a security with equivalent value for each Right, other than Rights owned by the Acquiring Person or that otherwise become void.

Anti-Dilution Provisions. The purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights may be adjusted in certain circumstances to prevent dilution that may occur as a result of a stock dividend, a stock split, a stock combination, a reclassification or similar events of or relating to the Preferred Shares or the common stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board of Directors without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board of Directors may not amend the Rights Agreement in a way that adversely affects holders of the Rights as such (other than an Acquiring Person or an affiliate or associate of any Acquiring Person).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation for the Preferred Shares and the Rights Agreement, copies of which are attached as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Section 3 – Securities and Trading Markets

Item 3.03. Material Modifications of Rights of Security Holders

See the disclosures in Items 1.01 and 5.03 of this Current Report on Form 8-K, which are incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board approved the Certificate of Designation establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on September 8, 2025. The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 1.01 above is incorporated by reference herein.

Section 8 – Other Events

Item 8.01. Other Events.

On September 8, 2025, the Company issued a press release announcing adoption of the Rights Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description
3.1	Certificate of Designation of Series D Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on September 8, 2025.
4.1	Rights Agreement, dated as of September 8, 2025, by and between the Company and Computershare Trust Company, N.A., which includes as Exhibit A, the Form of Certificate of Designation of Series D Junior Participating Preferred Stock, and as Exhibit B, the Form of Right Certificate.
99.1	Press Release, dated September 8, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: September 8, 2025	By:	/s/ Nicholas Randall
	Name:	Nicholas Randall
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Certificate of Designation of Series D Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on September 8, 2025.
4.1	Rights Agreement, dated as of September 8, 2025, by and between the Company and Computershare Trust Company, N.A., which includes as Exhibit A, the Form of Certificate of Designation of Series C Junior Participating Preferred Stock and as Exhibit B, the Form of Right Certificate.
99.1	Press Release, dated September 8, 2025.
104	Cover Page Interactive Data File (the cover age XBRL tags are embedded in the Inline XBRL document).